Exhibit 99.1

Digital River Announces Fourth Quarter and Full Year 2009 Financial Results

Reports Record Fourth Quarter Revenue Performance

MINNEAPOLIS--(BUSINESS WIRE)--January 28, 2010--Digital River, Inc. (NASDAQ: DRIV), a leading provider of global e-commerce solutions, reports its fourth quarter and full year financial results.

Fourth Quarter and Full Year Ended Dec. 31, 2009

GAAP Results

Fourth quarter revenue totaled $104.9 million, compared to $95.9 million during the same period in 2008. These results exceeded management’s fourth quarter revenue guidance of $94 - 98 million. For the full year 2009, Digital River reported revenue of $403.8 million, compared to $394.2 million reported in 2008.

Fourth quarter GAAP net income was $13.6 million, or $0.36 per diluted share. This compared to GAAP net income of $16.5 million, or $0.41 per diluted share, in the fourth quarter of 2008. These results exceeded management’s fourth quarter earnings guidance of $0.18 - $0.22 per diluted share. For the full year 2009, GAAP net income was $53.0 million, or $1.41 per diluted share. This compared to GAAP net income of $63.6 million, or $1.55 per diluted share, during the same period in 2008.

Non-GAAP Results

Fourth quarter non-GAAP net income was $15.3 million, or $0.40 per diluted share. This compared to non-GAAP net income of $19.8 million, or $0.48 per diluted share, in the fourth quarter of 2008. These results exceeded management’s fourth quarter earnings guidance of $0.30 - $0.34 per diluted share. For the full year 2009, non-GAAP net income was $67.8 million, or $1.80 per diluted share. This compared to non-GAAP net income of $78.3 million, or $1.86 per diluted share in 2008.

Non-GAAP net income is computed by starting with GAAP pre-tax income as reported on the company’s statement of income, then adding back amortization of acquisition-related intangibles, stock-based compensation expense and restructuring related charges to calculate non-GAAP pre-tax income. This amount is then taxed at 27 percent to arrive at non-GAAP net income. This amount is then divided by fully-diluted GAAP shares outstanding to derive non-GAAP diluted net income per share. To provide further clarity, a detailed reconciliation on the comparability of the GAAP and non-GAAP data has been provided in table form following the financial statements accompanying this release.

“In the fourth quarter, we reported record revenue and our results exceeded expectations. For the first time since the recession hit, we are seeing top-line, year-over-year growth rates in line with 2007 and 2008 organic growth rates,” said Joel Ronning, Digital River’s CEO. “As part of our 2010 operating plan, we expect returns on our recent investments in sales and new products, while we focus on improving our scalability and efficiency.”

First Quarter 2010 Guidance

Management’s expectation for forward-looking guidance for the first quarter, ending March 31, 2010, is as follows:

  Total revenue of $95 - $99 million;
    Revenue, excluding Symantec, is expected to be approximately $80 - $81 million;
    Revenue related to Symantec products is expected to be between $15 - $18 million;
  GAAP diluted net income per share of $0.05 - $0.10, assuming a 27 percent tax rate; and
  Non-GAAP diluted net income per share of $0.18 - $0.23, assuming a 27 percent tax rate.

Digital River will hold a conference call today at 4:45 p.m. EST to discuss fourth quarter and full year financial results. A live webcast of Digital River’s earnings conference call can be accessed at http://www.digitalriver.com/2009/investorrelations/. Alternatively, a live broadcast of the call may be heard by dialing (888) 263-2834 inside the United States or Canada, or by calling +1 (913) 312-1481 from international locations. A webcast replay of the call will be archived on Digital River’s corporate Web site.

About Digital River, Inc.

Digital River, Inc., a leading provider of global e-commerce solutions, builds and manages online businesses for software and game publishers, consumer electronics manufacturers, distributors, online retailers and affiliates. Its multi-channel e-commerce solution, which supports both direct and indirect sales, is designed to help companies of all sizes maximize online revenues as well as reduce the costs and risks of running an e-commerce operation. The company’s comprehensive platform offers site development and hosting, order management, fraud management, export controls, tax management, physical and digital product fulfillment, multi-lingual customer service, advanced reporting and strategic marketing services.

Founded in 1994, Digital River is headquartered in Minneapolis with offices across the U.S., Asia, Europe and South America. For more details about Digital River, visit the corporate Web site at www.digitalriver.com or call +1 952-253-1234.

Forward-Looking Statements

This press release contains forward-looking statements, including statements regarding the company’s anticipated future growth, including future financial performance, as well as statements containing the words “anticipates,” “believes,” “plans,” “will,” or “expects” and similar words. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the company, or industry results, to differ materially from those expressed or implied by such forward-looking statements. Such factors include, among others: the company’s operating history and variability of operating results; competition in the e-commerce market; challenges associated with international expansion; the extent and timing by Symantec of the migration of business to its in-house solution; the variability of foreign exchange rates; our ability to successfully manage our business while undertaking significant internal investments; our ability to achieve favorable tax rates in our international operations; and other risk factors referenced in the company’s public filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K and Form 10-K/A for the year ended Dec. 31, 2008. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in Digital River’s most recent reports on Form 10-K, Form 10-K/A and Form 10-Q, each as it may be amended from time-to-time.

The forward-looking statements regarding first quarter 2010 reflect Digital River’s expectations as of Jan. 28, 2010. Results may be materially affected by many factors, such as changes in global conditions in the financial services markets and consumer spending, fluctuations in foreign currency rates, the rate of growth of online commerce and the Internet, progress with key partners and other factors. The guidance assumes, among other things, that there are no changes to stock-based compensation expense and anticipated tax rates. Readers are cautioned not to place undue reliance on forward-looking statements, which reflect management's analysis only as of the date hereof. The company undertakes no obligation to update these forward-looking statements to reflect events or circumstances that may arise after the date hereof.

Digital River is a registered trademark of Digital River, Inc. All other trademarks and registered trademarks are trademarks of their respective owners.

Digital River, Inc.
Fourth Quarter Results
(Unaudited, in thousands)
Subject to reclassification

Condensed Consolidated Balance Sheets	As of
	December 31,	December 31,
	2009	2008
Assets
Current assets
Cash and cash equivalents	$392,704	$490,335
Short-term investments	15,228	10,000
Accounts receivable, net	50,657	53,216
Deferred income taxes	9,901	7,613
Prepaid expenses and other	14,899	42,522
Total current assets	483,389	603,686
Property and equipment, net	54,343	41,733
Goodwill	279,538	273,788
Intangible assets, net	25,605	32,222
Long-term investments	119,581	93,213
Deferred income taxes	22,416	24,824
Other assets	770	786
Total assets	$985,642	$1,070,252

Liabilities and stockholders' equity
Current liabilities
Convertible senior notes	$-	$186,195
Accounts payable	192,301	184,361
Accrued payroll	16,131	14,841
Deferred revenue	17,879	13,651
Accrued acquisition liabilities	2,001	3,278
Other accrued liabilities	40,738	41,336
Total current liabilities	269,050	443,662
Non-current liabilities
Convertible senior notes	8,805	8,805
Other liabilities	15,505	15,712
Total non-current liabilities	24,310	24,517
Total liabilities	293,360	468,179
Stockholders' equity
Common stock	449	432
Treasury stock	(216,880)	(216,163)
Additional paid-in capital	648,748	623,778
Retained earnings	242,138	189,096
Accumulated other comprehensive income	17,827	4,930
Stockholders' equity	692,282	602,073
Total liabilities and stockholders' equity	$985,642	$1,070,252

Digital River, Inc.
Fourth Quarter Results
(Unaudited, in thousands, except per share amounts)
Subject to reclassification

Condensed Consolidated Statement of Income

	Three months ended		Twelve months ended
	December 31,		December 31,
	2009	2008	2009	2008
Revenue	$104,852	$95,917	$403,766	$394,226
Costs and expenses (exclusive of depreciation and amortization expense shown separately below):
Direct cost of services	5,150	3,860	17,625	16,417
Network and infrastructure	12,934	9,904	45,996	41,040
Sales and marketing	41,766	35,722	157,475	150,118
Product research and development	14,858	12,447	54,463	51,184
General and administrative	9,427	8,586	37,707	39,525
Depreciation and amortization	5,803	4,142	19,438	15,980
Amortization of acquisition-related intangibles	1,842	2,044	7,561	8,391
Total costs and expenses	91,780	76,705	340,265	322,655
Income from operations	13,072	19,212	63,501	71,571
Interest income	702	2,962	3,210	18,019
Other income (expense), net	302	470	293	(3,319)
Income before income tax expense	14,076	22,644	67,004	86,271
Income tax expense	437	6,185	13,962	22,676
Net income	$13,639	$16,459	$53,042	$63,595

Net income per share - basic	$0.37	$0.45	$1.43	$1.72
Net income per share - diluted	$0.36	$0.41	$1.41	$1.55
Shares used in per share calculation - basic	37,241	36,560	36,975	37,016
Shares used in per share calculation - diluted	38,026	41,395	37,704	42,106

Calculation of GAAP Diluted Net Income Per Share

	Three months ended		Twelve months ended
	December 31,		December 31,
	2009	2008	2009	2008
GAAP net income	$13,639	$16,459	$53,042	$63,595
Add back debt interest expense and issuance cost amortization, net of tax benefit	21	435	84	1,739
Adjusted net income for GAAP EPS calculation	$13,660	$16,894	$53,126	$65,334

Net income per share - diluted	$0.36	$0.41	$1.41	$1.55
Shares used in per share calculation - diluted	38,026	41,395	37,704	42,106

Digital River, Inc.
Fourth Quarter Results
(Unaudited, in thousands)
Subject to reclassification

Condensed Consolidated Statements of Cash Flows
	Twelve months ended December 31,
	2009	2008
Operating Activities:
Net income	$53,042	$63,595
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of acquisition-related intangibles	7,561	8,391
Change in accounts receivable allowance, net of acquisitions	232	434
Depreciation and amortization	19,438	15,980
Stock-based compensation expense	18,270	12,548
Excess tax benefits from stock-based compensation	(690)	(4,390)
Deferred and other income taxes	(186)	4,971
Change in operating assets and liabilities (net of acquisitions):
Accounts receivable	2,735	11,332
Prepaid and other assets	23,263	(26,505)
Accounts payable	7,083	6,531
Deferred revenue	4,109	3,235
Income tax payable	3,314	(5,366)
Other accrued liabilities	(1,115)	4,478
Net cash provided by operating activities	137,056	95,234

Investing Activities:
Purchases of investments	(21,922)	(480,917)
Sales of investments	23,400	676,108
Cash paid for acquisitions, net of cash received	(31,690)	(23,465)
Purchases of equipment and capitalized software	(31,949)	(26,898)
Net cash (used in)/provided by investing activities	(62,161)	144,828

Financing Activities:
Cash paid for convertible senior notes	(186,660)	-
Exercise of stock options	10,050	7,171
Sales of common stock under employee stock purchase plan	2,489	2,715
Repurchase of common stock	-	(137,858)
Repurchase of restricted stock to satisfy tax withholding obligation	(717)	(598)
Excess tax benefits from stock-based compensation	690	4,390
Net cash used in financing activities	(174,148)	(124,180)
Effect of exchange rate changes on cash	1,622	(7,335)
Net (decrease)/ increase in cash and cash equivalents	(97,631)	108,547
Cash and cash equivalents, beginning of period	490,335	381,788

Cash and cash equivalents, end of period	$392,704	$490,335

Cash paid for interest on convertible senior notes	$1,274	$2,438

Digital River, Inc.
GAAP to non-GAAP Reconciliations
(Unaudited, in thousands, except per share amounts)

Calculation of non-GAAP Diluted Net Income Per Share

	Three months ended				Twelve months ended
	March 31,	June 30,	September 30,	December 31,	December 31,
	2008	2008	2008	2008	2008

GAAP pre-tax income	$26,114	$16,872	$20,641	$22,644	$86,271
Add back: amortization of acquisition-related intangibles	2,176	2,170	2,001	2,044	8,391
Add back: stock-based compensation expense	3,031	3,507	3,623	2,387	12,548
Non-GAAP pre-tax income	31,321	22,549	26,265	27,075	107,210
Income tax expense @ 27%	8,457	6,088	7,092	7,310	28,947
Non-GAAP net income	$22,864	$16,461	$19,173	$19,765	$78,263

Non-GAAP net income per share - diluted	$0.53	$0.40	$0.46	$0.48	$1.86

Shares used in per share calculation - diluted	43,506	41,647	41,620	41,395	42,106

	Three months ended				Twelve months ended
	March 31,	June 30,	September 30,	December 31,	December 31,
	2009	2009	2009	2009	2009
GAAP pre-tax income	$22,759	$14,785	$15,384	$14,076	$67,004
Add back: amortization of acquisition-related intangibles	2,003	1,916	1,800	1,842	7,561
Add back: stock-based compensation expense	3,711	4,887	4,658	5,014	18,270
Non-GAAP pre-tax income	28,473	21,588	21,842	20,932	92,835
Income tax expense @ 27%	7,688	5,828	5,897	5,652	25,065
Non-GAAP net income	$20,785	$15,760	$15,945	$15,280	$67,770

Non-GAAP net income per share - diluted	$0.56	$0.42	$0.42	$0.40	$1.80

Shares used in per share calculation - diluted	37,227	37,781	38,093	38,026	37,704

Breakdown of stock-based compensation expense
	Three months ended				Twelve months ended
	March 31,	June 30,	September 30,	December 31,	December 31,
	2009	2009	2009	2009	2009
Direct cost of services	$169	$172	$160	$157	$658
Network and infrastructure	113	207	215	216	751
Sales and marketing	1,517	1,643	1,704	1,878	6,742
Product research and development	456	622	670	691	2,439
General and administrative	1,456	2,243	1,909	2,072	7,680
Total	$3,711	$4,887	$4,658	$5,014	$18,270

Non-GAAP Guidance Reconciliation
		Q1 - 2010 Guidance
		Low	High
Expected GAAP net income per share - diluted		$0.05	$0.10
Add back amortization of acquisition-related costs		0.04	0.04
Add back stock-based compensation expense		0.13	0.13
Tax variability		(0.05)	(0.05)
Restructuring		0.01	0.01
Expected non-GAAP diluted net income per share		$0.18	$0.23

CONTACT:
Digital River, Inc.
Investor Relations Contact:
Ed Merritt, 952-540-3362
Vice President, Investor Relations
investorrelations@digitalriver.com
or
Media Relations Contact:
Gerri Dyrek, 952-253-1234, ext. 38396
Senior Director, Public Relations
gdyrek@digitalriver.com